                                             (File Nos. 333-60306 and 811-6475)

                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:                [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                      STRATEGIC GLOBAL INCOME FUND, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                      STRATEGIC GLOBAL INCOME FUND, INC.

                               ----------------

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 25, 2000

                               ----------------

TO THE SHAREHOLDERS:

  The annual meeting of shareholders of Strategic Global Income Fund, Inc. ("Fund") will be held on May 25, 2000 at 10:00 a.m., Eastern time, at 1285 Avenue of the Americas, 14th Floor, New York, New York 10019 for the following purposes:

  (1) To elect ten (10) Directors to serve until the annual meeting of shareholders in 2001, or until their successors are elected and qualified;

  (2) To ratify the selection of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending November 30, 2000;

  (3) To approve or disapprove, if presented, a shareholder proposal; and

  (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

  You are entitled to vote at the meeting and any adjournments thereof if you owned Fund shares at the close of business on April 3, 2000. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                          By order of the Board of Directors,

                                          Dianne E. O'Donnell
                                          Secretary

April 27, 2000
51 West 52nd Street
New York, New York 10019-6114


                            YOUR VOTE IS IMPORTANT
                      NO MATTER HOW MANY SHARES YOU OWN.

   PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the nominees for Director named in the attached proxy statement, "FOR" the ratification of the named independent auditors, "AGAINST" the shareholder proposal and "FOR" or "AGAINST" any other business which may properly arise at the meeting, in the proxies' discretion. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY CARD PROMPTLY.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

  The following general guidelines for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund of validating your vote if you fail to sign your proxy card properly.

  1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the registration on the proxy card.

  2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

  3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

   REGISTRATION                                   VALID SIGNATURE
   ------------                                   ---------------
   Corporate Accounts
     (1) ABC Corp................................ ABC Corp.
                                                  John Doe, Treasurer
     (2) ABC Corp................................ John Doe, Treasurer
     (3) ABC Corp. c/o John Doe, Treasurer....... John Doe
     (4) ABC Corp. Profit Sharing Plan........... John Doe, Trustee

   Partnership Accounts
     (1) The XYZ Partnership..................... Jane B. Smith, Partner
     (2) Smith and Jones, Limited Partnership.... Jane B. Smith, General
                                                  Partner

   Trust Accounts
     (1) ABC Trust Account....................... Jane B. Doe, Trustee
     (2) Jane B. Doe, Trustee u/t/d 12/18/78..... Jane B. Doe

   Custodial or Estate Accounts
     (1) John B. Smith, Cust. f/b/o John B.
         Smith, Jr. UGMA/UTMA.................... John B. Smith
     (2) Estate of John B. Smith................. John B. Smith, Jr., Executor

                      STRATEGIC GLOBAL INCOME FUND, INC.
                              51 WEST 52ND STREET
                         NEW YORK, NEW YORK 10019-6114

                               ----------------

                                PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 25, 2000

                               ----------------

  This statement is furnished to the shareholders of Strategic Global Income Fund, Inc. ("Fund") in connection with the Board of Directors' solicitation of proxies to be used at the annual meeting of the shareholders of the Fund to be held on May 25, 2000 at 10:00 a.m., Eastern time, at 1285 Avenue of the Americas, 14th Floor, New York, New York 10019, or any adjournment or adjournments thereof ("Meeting"). This proxy statement and the related proxy card will first be mailed to shareholders on or about May 3, 2000.

  The close of business on April 3, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 19,419,227.584 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote at the Meeting, and fractional shares are entitled to proportionate shares of one vote. Management does not know of any person who owns beneficially 5% or more of the outstanding shares of the Fund.

  A majority of the shares outstanding on April 3, 2000, represented in person or by proxy, must be present for the transaction of business at the Meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote "FOR" any such proposal in favor of such an adjournment, and will vote those proxies required to be voted "AGAINST" any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

  Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against any adjournment, but will have no impact on Proposals 1, 2 and 3, for which the required vote is a specified amount of the votes cast at the Meeting.

  The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions, your shares will be voted "FOR" the ten nominees for Director named herein, "FOR" the ratification of the selection of the independent auditors named herein, "AGAINST" the shareholder proposal and "FOR" or "AGAINST" any other business which may properly arise at the meeting, in the proxies' discretion. You may revoke any proxy card by giving another proxy or by letter or telegram revoking the initial proxy. To be effective, your revocation must be received by the Fund prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at the Meeting, thereby cancelling any proxy previously given.

  The solicitation of proxies, the cost of which will be borne by the Fund, will be made primarily by mail but also may include telephone or oral communications by regular employees of Mitchell Hutchins Asset Management Inc. ("Mitchell Hutchins") or PaineWebber Incorporated ("PaineWebber"), who will not receive any compensation therefor from the Fund.

  COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS, INCLUDING FINANCIAL STATEMENTS, HAVE PREVIOUSLY BEEN DELIVERED TO SHAREHOLDERS. SHAREHOLDERS MAY REQUEST FREE COPIES OF THESE REPORTS BY WRITING MITCHELL HUTCHINS ASSET MANAGEMENT INC., 51 WEST 52ND STREET, NEW YORK, NEW YORK 10019-6114 OR BY CALLING TOLL-FREE (800) 852-4750.

  Mitchell Hutchins serves as the Fund's investment adviser and administrator. Mitchell Hutchins is a wholly owned asset management subsidiary of PaineWebber, which is a wholly owned subsidiary of Paine Webber Group Inc. ("PW Group"), a publicly held financial services holding company. The principal business address of Mitchell Hutchins is 51 West 52nd Street, New York, New York 10019-6114. The principal business address of PaineWebber and PW Group is 1285 Avenue of the Americas, New York, New York 10019-6028.

                       PROPOSAL 1. ELECTION OF DIRECTORS

  Proposal 1 relates to the election of Directors of the Fund. Management proposes the election of the ten nominees named in the table below. Each nominee, including those who are not "interested persons" of the Fund as that term is defined by the Investment Company Act of 1940, as amended ("1940 Act") ("Independent Directors"), has consented to being named in this proxy statement and indicated his or her willingness to serve if elected. If elected, each nominee will hold office until the next meeting of shareholders or until his or her successor is elected and qualified. Unless you give contrary instructions on the enclosed proxy card, your shares will be voted "FOR" the election of each of the ten nominees. If any of the nominees should withdraw or otherwise become unavailable for election, your shares will be voted "FOR" such other nominee or nominees as management may recommend.

  Messrs. Feldberg, Gowen and Malek have each served as a Director of the Fund since its inception in 1992. Mr. Bewkes has served as a Director from the Fund's inception except for a brief period in 1993. Mr. Storms has served on the Board since May 13, 1999. Each of the other Directors has served since he or she was first elected to the Board on April 11, 1996. Directors will be elected by the affirmative vote of the holders of a plurality of the shares of the Fund, present in person or by proxy and entitled to vote thereon, provided a quorum is present. If each of the ten nominees is elected, they will constitute the entire Board of Directors of the Fund. To the Fund's knowledge, none of the Fund's current Directors and executive officers (21 persons) beneficially owned any shares of the Fund as of March 31, 2000.

                                  PRESENT POSITION WITH THE
                                  FUND; BUSINESS EXPERIENCE      SHARES OWNED
                                           DURING               BENEFICIALLY ON
                                   PAST FIVE YEARS; OTHER          MARCH 31,
 NOMINEE; AGE                           DIRECTORSHIPS               2000++
 ------------                     -------------------------     ---------------
 Margo N. Alexander*+; 53      Director and President. Mrs.            --
                               Alexander is Chairman (since
                               March 1999), chief executive
                               officer and a director of
                               Mitchell Hutchins (since
                               January 1995) and an executive
                               vice president and director of
                               PaineWebber (since March
                               1984). Mrs. Alexander is
                               president and a director or
                               trustee of 31 investment
                               companies for which Mitchell
                               Hutchins, PaineWebber or one
                               of their affiliates serves as
                               investment adviser.

                                  PRESENT POSITION WITH THE
                                  FUND; BUSINESS EXPERIENCE      SHARES OWNED
                                           DURING               BENEFICIALLY ON
                                   PAST FIVE YEARS; OTHER          MARCH 31,
 NOMINEE; AGE                           DIRECTORSHIPS               2000++
 ------------                     -------------------------     ---------------
 Richard Q. Armstrong; 64      Director. Mr. Armstrong is              --
 R.Q.A. Enterprises            chairman and principal of
 One Old Church Road           R.Q.A. Enterprises (management
 Unit #6                       consulting firm) (since April
 Greenwich, CT 06830           1991 and principal occupation
                               since March 1995). Mr.
                               Armstrong was chairman of the
                               board, chief executive officer
                               and co-owner of Adirondack
                               Beverages (producer and
                               distributor of soft drinks and
                               sparkling/still waters)
                               (October 1993-March 1995). He
                               was a partner of The New
                               England Consulting Group
                               (management consulting firm)
                               (December 1992-September
                               1993). He was managing
                               director of LVMH U.S.
                               Corporation (U.S. subsidiary
                               of the French luxury goods
                               conglomerate, Louis Vuitton
                               Moet Hennessey Corporation)
                               (1987-1991) and chairman of
                               its wine and spirits
                               subsidiary, Schieffelin &
                               Somerset Company (1987-1991).
                               Mr. Armstrong is a director or
                               trustee of 30 investment
                               companies for which Mitchell
                               Hutchins, PaineWebber or one
                               of their affiliates serves as
                               investment adviser.

 E. Garrett Bewkes, Jr.*++;    Director and Chairman of the            --
 73                            Board of Directors. Mr. Bewkes
                               is a director of PW Group
                               (holding company of
                               PaineWebber and Mitchell
                               Hutchins). Prior to December
                               1995, he was a consultant to
                               PW Group. Prior to 1988, he
                               was chairman of the board,
                               president and chief executive
                               officer of American Bakeries
                               Company. Mr. Bewkes is a
                               director of Interstate
                               Bakeries Corporation. He is a
                               director or trustee of 34
                               investment companies for which
                               Mitchell Hutchins, PaineWebber
                               or one of their affiliates
                               serves as investment adviser.

 Richard R. Burt; 53           Director. Mr. Burt is chairman          --
 1275 Pennsylvania Avenue,     of IEP Advisors, LLP
 N.W.                          (international investments and
 Washington, D.C. 20004        consulting firm) (since March
                               1994), and a partner of
                               McKinsey & Company (management
                               consulting firm) (since 1991).
                               He is also a director of
                               Archer-Daniels-Midland Co.
                               (agricultural commodities),
                               Hollinger International Co.
                               (publishing), Homestake Mining
                               Corp. (gold mining), six
                               investment companies in the
                               Deutsche Bank family of funds,
                               nine investment companies in
                               the Flag Investors Family of
                               Funds, The Central European
                               Fund, Inc., The Germany Fund,
                               Inc., vice chairman of Anchor
                               Gaming (provides technology to
                               gaming and wagering industry)
                               (since July 1999) and chairman
                               of Weirton Steel Corp (makes
                               and finishes steel products)
                               (since April 1996). He was the
                               chief negotiator in the
                               Strategic Arms Reduction Talks
                               with the former Soviet Union
                               (1989-1991) and the U.S.
                               Ambassador to the Federal
                               Republic of Germany (1985-
                               1989). Mr. Burt is

                                 PRESENT POSITION WITH THE
                                 FUND; BUSINESS EXPERIENCE
                                           DURING                SHARES OWNED
                                   PAST FIVE YEARS; OTHER      BENEFICIALLY ON
         NOMINEE; AGE                  DIRECTORSHIPS           MARCH 31, 2000++
         ------------            -------------------------     ----------------
                               a director or trustee of 30
                               investment companies for
                               which Mitchell Hutchins,
                               PaineWebber or one of their
                               affiliates serves as
                               investment adviser.

 Mary C. Farrell*++; 50        Director. Ms. Farrell is a             --
                               managing director, senior
                               investment strategist and
                               member of the Investment
                               Policy Committee of
                               PaineWebber. Ms. Farrell
                               joined PaineWebber in 1982.
                               She is a member of the
                               Financial Women's Association
                               and Women's Economic
                               Roundtable and appears as a
                               regular panelist on Wall
                               $treet Week with Louis
                               Rukeyser. She also serves on
                               the Board of Overseers of New
                               York University's Stern
                               School of Business. Ms.
                               Farrell is a director or
                               trustee of 29 investment
                               companies for which Mitchell
                               Hutchins, PaineWebber or one
                               of their affiliates serves as
                               investment adviser.

 Meyer Feldberg; 58            Director. Mr. Feldberg is              --
 Columbia University           Dean and Professor of
 101 Uris Hall                 Management of the Graduate
 New York, NY 10027            School of Business, Columbia
                               University. Prior to 1989, he
                               was president of the Illinois
                               Institute of Technology. Dean
                               Feldberg is also a director
                               of Primedia Inc.
                               (publishing), Federated
                               Department Stores, Inc.
                               (operator of department
                               stores) and Revlon, Inc.
                               (cosmetics). Dean Feldberg is
                               a director or trustee of 33
                               investment companies for
                               which Mitchell Hutchins,
                               PaineWebber or one of their
                               affiliates serves an
                               investment adviser.

 George W. Gowen; 70           Director. Mr. Gowen is a               --
 666 Third Avenue              partner in the law firm of
 New York, NY 10017            Dunnington, Bartholow &
                               Miller. Prior to May 1994, he
                               was a partner in the law firm
                               of Fryer, Ross & Gowen. Mr.
                               Gowen is a director or
                               trustee of 33 investment
                               companies for which Mitchell
                               Hutchins, PaineWebber or one
                               of their affiliates serves as
                               investment adviser.

 Frederic V. Malek; 63         Director. Mr. Malek is                 --
 1455 Pennsylvania Avenue,     chairman of Thayer Capital
 N.W.                          Partners (merchant bank) and
 Suite 350                     chairman of Thayer Hotel
 Washington, D.C. 20004        Investors II and Lodging
                               Opportunities Fund (hotel
                               investment partnerships).
                               From January 1992 to November
                               1992, he was campaign manager
                               of Bush-Quayle '92. From 1990
                               to 1992, he was vice chairman
                               and, from 1989 to 1990, he
                               was president of Northwest
                               Airlines Inc. and NWA Inc.
                               (holding company of Northwest
                               Airlines Inc.). Prior to
                               1989, he was employed by the
                               Marriott Corporation (hotels,
                               restaurants, airline catering
                               and contract feeding), where
                               he most recently was an
                               executive vice president and
                               president of Marriott Hotels
                               and Resorts. Mr. Malek is
                               also a director of Aegis
                               Communications, Inc. (tele-
                               services), American
                               Management Systems, Inc.
                               (management consulting and

                                 PRESENT POSITION WITH THE
                                 FUND; BUSINESS EXPERIENCE
                                           DURING                SHARES OWNED
                                   PAST FIVE YEARS; OTHER      BENEFICIALLY ON
         NOMINEE; AGE                  DIRECTORSHIPS           MARCH 31, 2000++
         ------------            -------------------------     ----------------
                               computer related services),
                               Automatic Data Processing,
                               Inc. (computing services), CB
                               Richard Ellis, Inc. (real
                               estate services), FPL Group,
                               Inc. (electric services),
                               Global Vacation Group
                               (packaged vacations),
                               HCR/Manor Care, Inc. (health
                               care), SAGA Systems, Inc.
                               (software company) and
                               Northwest Airlines Inc. Mr.
                               Malek is a director or
                               trustee of 30 investment
                               companies for which Mitchell
                               Hutchins, PaineWebber or one
                               of their affiliates serves as
                               investment adviser.

 Carl W. Schafer; 64           Director. Mr. Schafer is               --
 66 Witherspoon Street         president of the Atlantic
 #1100                         Foundation (charitable
 Princeton, NJ 08542           foundation supporting mainly
                               oceanographic exploration and
                               research). He is a director
                               of Labor Ready, Inc.
                               (temporary employment),
                               Roadway Express, Inc.
                               (trucking), The Guardian
                               Group of Mutual Funds, the
                               Harding, Loevner Funds,
                               E.I.I. Realty Trust
                               (investment company), Evans
                               Systems, Inc. (motor fuels,
                               convenience store and
                               diversified company),
                               Electronic Clearing House,
                               Inc. (financial transactions
                               processing), Frontier Oil
                               Corporation and Nutraceutix,
                               Inc. (biotechnology company).
                               Prior to January 1993, he was
                               chairman of the Investment
                               Advisory Committee of the
                               Howard Hughes Medical
                               Institute. Mr. Schafer is a
                               director or trustee of 30
                               investment companies for
                               which Mitchell Hutchins,
                               PaineWebber or one of their
                               affiliates serves as an
                               investment adviser.

 Brian M. Storms*+; 45         Director. Mr. Storms is                --
                               president and chief operating
                               officer of Mitchell Hutchins
                               (since March 1999). Mr.
                               Storms was president of
                               Prudential Investments (1996-
                               1999). Prior to joining
                               Prudential he was a managing
                               director at Fidelity
                               Investments. Mr. Storms is a
                               director or trustee of 30
                               investment companies for
                               which Mitchell Hutchins,
                               PaineWebber or one of their
                               affiliates serves as
                               investment adviser.

--------
 * Mrs. Alexander, Mr. Bewkes, Ms. Farrell and Mr. Storms are "interested persons" of the Fund, as defined in the 1940 Act, by virtue of their positions with Mitchell Hutchins, PaineWebber and/or PW Group.
 + The business address of this person is 51 West 52nd Street, New York, New
   York 10019-6114.
++ The business address of this person is 1285 Avenue of the Americas, New
   York, New York 10019-6028.
 ++Unless otherwise stated, as of the date indicated, each director had sole voting and investment power of any shares owned.

  The Board of Directors of the Fund met six times during the fiscal year ended November 30, 1999. All of the directors, except Ms. Farrell, attended 75% or more of the board meetings during the last fiscal year. The Audit and Contract Review Committee ("ACR Committee") of the board currently consists of Messrs.

Armstrong, Burt, Feldberg, Gowen, Malek and Schafer. The ACR Committee has established a sub-committee that periodically reviews the contractual and audit arrangements for the Fund and reports back to the full ACR Committee. Messrs. Burt, Feldberg and Schafer are members of this sub-committee. Each member of the Fund's ACR Committee is also a member of a similar committee established by the boards of other investment companies for which Mitchell Hutchins or PaineWebber serves as investment adviser and also may be a member of a sub-committee established by another fund's audit and contract review committee. The duties of the ACR Committee are: (a) to review the financial and accounting policies of the Fund, including internal accounting control procedures, and to review reports prepared by the Fund's independent auditors, including reports on the Fund's financial statements; (b) to review and recommend approval or disapproval of audit and non-audit services and the fees charged for such services; (c) to evaluate the independence of the independent auditors and to recommend whether to retain such independent auditors for the next fiscal year; and (d) to report to the Board and make such recommendations as it deems necessary. The ACR Committee and the related sub-committee each met once during the fiscal year ended November 30, 1999. Each member of the ACR Committee and sub-committee attended those meetings.

  The Board does not have a standing nominating or compensation committee. The Fund pays the Independent Directors $1,000 annually and up to $150 for each Board meeting and for each separate meeting of a Board committee. The chairmen of the audit and contract review committees of individual funds within the PaineWebber fund complex receive additional compensation aggregating $15,000 annually from the relevant funds. Directors of the Fund who are "interested persons" as defined in the 1940 Act receive no compensation from the Fund. Directors are reimbursed for any expenses incurred in attending meetings. Each Director will be subject to mandatory retirement at the end of the year in which he or she becomes 72 years old. The Board has waived this requirement with respect to Mr. Bewkes for the next year. The table below includes certain information relating to the compensation of the Fund's Directors.

                              COMPENSATION TABLE+

                                                                      TOTAL
                                                      AGGREGATE    COMPENSATION
                                                     COMPENSATION    FROM THE
                                                         FROM      FUND AND THE
NAME OF PERSON, POSITION                              THE FUND*   FUND COMPLEX**
------------------------                             ------------ --------------
Richard Q. Armstrong, Director......................    $1,780       $104,650
Richard R. Burt, Director...........................    $1,780       $102,850
Meyer Feldberg, Director............................    $2,432       $119,650
George W. Gowen, Director...........................    $1,780       $119,650
Frederic V. Malek, Director.........................    $1,780       $104,650
Carl W. Schafer, Director...........................    $1,780       $104,650

--------
 + Only independent members of the board are compensated by the Fund and identified above; directors who are "interested persons," as defined by the 1940 Act, do not receive compensation.
 * Represents fees paid to each Director during the fiscal year ended November 30, 1999.
** Represents total compensation paid to each Director by 31 investment companies (34 companies in the case of Messrs. Feldberg and Gowen) for which Mitchell Hutchins, PaineWebber or one of their affiliates served as investment adviser during the calendar year ended December 31, 1999. No fund within the complex has a bonus, pension, profit sharing or retirement plan.

REQUIRED VOTE

  The election of each Director requires approval by a plurality of the votes cast at the Meeting on the matter.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH NOMINEE IN PROPOSAL
                                    NO. 1.

         PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Fund's financial statements for the fiscal year ended November 30, 1999, were audited by Ernst & Young LLP ("Ernst & Young"), independent auditors. In addition, Ernst & Young prepares the Fund's federal and state annual income tax returns.

  The Board of Directors of the Fund has selected Ernst & Young as the independent auditors for the Fund for the fiscal year ending November 30, 2000, subject to ratification by shareholders of the Fund at the Meeting. Ernst & Young has been the Fund's independent auditors since its inception in October 1992. The ratification of Ernst & Young as independent auditors is to be voted upon at the Meeting, and it is intended that the persons named in the accompanying proxy will vote "FOR" such ratification unless contrary instructions are given. Ernst & Young has informed the Fund that it has no material direct or indirect financial interest in the Fund.

  Representatives of Ernst & Young are not expected to be present at the Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

REQUIRED VOTE

  The ratification of Ernst & Young as the Fund's independent auditors for the fiscal year ending November 30, 2000 requires the affirmative vote of a majority of the shares cast at the Meeting on the matter.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

                       PROPOSAL 3. SHAREHOLDER PROPOSAL

  A beneficial owner of common stock of the Fund (the "Proponent") has informed the Fund that he intends to present a proposal for action at the Meeting. The Proponent proposes that the following resolution be presented to shareholders of the Fund:

  "RESOLVED: The shareholders of The Strategic Global Income Fund urge the Board of Directors to promptly conduct a tender offer for at least 20% of the outstanding shares at net asset value ("NAV")."

  The Proponent has requested that the following statement be included in the proxy statement in support of the proposal:

                             SUPPORTING STATEMENT

  "I have been a shareholder of The Strategic Global Income Fund (the "Fund") for several years. As you probably know, the shares of the Fund have traded at a double-digit discount to NAV for a long time. As of September 24, 1999 the Fund's discount stood at 18.75%. At that discount level, I estimate that approximately $50 million of the Fund's assets would be unavailable to shareholders.

  "Notwithstanding a share repurchase plan that was announced last year, the shares have generally traded at a discount between 12% and 19% since then. We think it is only fair that shareholders that may need to sell some shares of the Fund for personal reasons should have an opportunity to do so at a price close to NAV (rather than at a deep discount). That is why we are recommending that the Board conduct a self-tender offer for a significant percentage of the Fund's outstanding shares. A self-tender offer will allow shareholders to realize NAV for a portion of their investment and may lead to a narrower discount in the future by reducing the excess supply of shares for sale in the marketplace.

  "To conclude, I believe that a self-tender offer at NAV is clearly in the best interest of all shareholders."

                                   * * * * *

  The Fund will promptly furnish the Proponent's name, address and the number of Fund shares he owned to any shareholder who requests such information from the Fund, either by calling toll-free (800) 852-4750 or by writing the Secretary of the Fund at 1285 Avenue of the Americas, New York, New York 10019-6028.

                 OPPOSING STATEMENT OF YOUR BOARD OF DIRECTORS

  The Fund's Board of Directors urges you to vote "AGAINST" this shareholder's proposal. In the Board's view, the tender offer described in the proposal is unlikely to achieve any long-term benefits for the Fund or its shareholders.

  A "tender offer" is a repurchase occurring on one day and is only available to shareholders who wish to sell at that day's price. While the discount would likely decrease shortly prior to the tender offer, the Fund's Board of Directors believes that after completion of the tender offer the discount would likely return to its prior level. It should be noted that even if a shareholder were to tender shares, there is no assurance that the Fund would buy back all the shares tendered. If more than 20% of the outstanding shares are tendered, the Fund would need to "pro rate" the amount tendered by any given investor. Moreover, if the Fund were to conduct a tender offer for at least 20% of the Fund's outstanding shares, as recommended by the shareholder, the assets of the Fund would decrease by at least 20%. This reduction in assets would mean that the Fund's expense ratio would rise, and its net income would decrease, because the Fund's expenses would be spread over a smaller number of shares. In addition, all shareholders would bear the special costs of the tender offer, including those who do not tender any shares and who view the Fund as a long-term investment.

  The Board oversees all Fund activities, including the Fund's investment performance on both a market price and net asset value basis. It has regularly reviewed the discount at which Fund shares have traded. The Board has recognized that the discount tends to be driven mainly by market forces. As a result, there are limits as to what can be done to narrow the discount, while maintaining the benefits of operating as a closed-end fund.

  Given the Board's interest in shareholder returns, it has taken numerous actions to benefit shareholders and to reduce the Fund's discount.

BOARD ACTIONS:

  . MAY 1998: The Fund adopted a managed distribution policy, under which the Fund paid fixed monthly distributions equal to 8% of the Fund's net asset value annually.

  . SEPTEMBER 1998: The Fund implemented a share repurchase program of up to 10% of the outstanding shares.

  . DECEMBER 1999: The Fund's Board authorized the purchase of an additional 10% of outstanding shares under the share repurchase program. (Approximately 8% of the Fund's outstanding shares had already been purchased under the original program.)

  . DECEMBER 1999: The Fund's Board approved an increase in the managed distribution policy from 8% to 10% annually.

  Although the above steps have not eliminated the Fund's discount, the Board believes that they benefit the Fund's shareholders and should have a positive long-term impact on the Fund's market price.

SHAREHOLDER BENEFITS FROM PREVIOUS BOARD ACTIONS:

  . Share repurchase programs are less expensive to the Fund than the proposed tender offer.

  . Share repurchase programs provide continuing support of the market for Fund shares for the duration of the program.

  . Each time shares are repurchased at a discount to net asset value, the net asset value of the remaining shares is increased.

  Finally, upon completion of the current share repurchase program, the Fund will have already purchased close to 20% of its outstanding shares, almost the same amount being proposed by the shareholder.

  As discussed above, the Board of Directors believes that it is in the best interests of the Fund and its shareholders not to implement a one-time tender offer. The Board believes, therefore, that you should vote "AGAINST" this proposal.

REQUIRED VOTE

  The approval of the shareholder proposal requires the affirmative vote of a majority of the shares cast at the Meeting on the matter. Unless you give contrary instructions on the enclosed proxy card, your shares will be voted "AGAINST" the shareholder proposal.

  Because the Proponent's proposal is merely advisory in nature, its approval would not automatically require the Board to conduct a 20% self-tender offer at net asset value. Instead, if approved, the Board will reconsider whether taking such an action would be in the best interests of the Fund and its shareholders.

        YOUR BOARD STRONGLY URGES YOU TO VOTE "AGAINST" PROPOSAL NO. 3

                              EXECUTIVE OFFICERS

  Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. None of the Fund's officers currently receives any compensation from the Fund. The executive officers of the Fund, in addition to Mrs. Alexander (about whom information is given previously), are:

    THOMAS DISBROW, age 34, vice president and assistant treasurer (appointed February 2000). Mr. Disbrow is a first vice president and a senior manager of the mutual fund finance department of Mitchell Hutchins. Prior to November 1999, he was a vice president of Zweig/Glaser Advisers. Mr. Disbrow is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    JOHN J. LEE, age 31, vice president and assistant treasurer of the Fund (appointed May 1998). Mr. Lee is a vice president and a manager of the mutual fund finance department of Mitchell Hutchins. Prior to

  September 1997, he was an audit manager in the financial services practice of Ernst & Young LLP. Mr. Lee is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    KEVIN J. MAHONEY, age 34, vice president and assistant treasurer (appointed May 1999). Mr. Mahoney is a first vice president and senior manager of the mutual fund finance department of Mitchell Hutchins. From August 1996 through March 1999, he was the manager of the mutual fund internal control group of Salomon Smith Barney. Prior to August 1996, he was an associate and assistant treasurer for BlackRock Financial Management L.P. Mr. Mahoney is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    DENNIS MCCAULEY, age 53, vice president of the Fund (appointed September
  1995). Mr. McCauley is a managing director and chief investment officer-fixed income of Mitchell Hutchins. Prior to December 1994, he was director of fixed income investments of IBM Corporation. Mr. McCauley is a vice president of 22 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    ANN E. MORAN, age 42, vice president and assistant treasurer of the Fund (appointed June 1993). Ms. Moran is a vice president and a manager of the mutual fund finance department of Mitchell Hutchins. Ms. Moran is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    DIANNE E. O'DONNELL, age 47, vice president and secretary of the Fund (appointed February 1992). Ms. O'Donnell is a senior vice president and deputy general counsel of Mitchell Hutchins. Ms. O'Donnell is a vice president and secretary of 30 investment companies and a vice president and assistant secretary of one investment company for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    EMIL POLITO, age 39, vice president of the Fund (appointed September
  1996). Mr. Polito is a senior vice president and director of operations and control for Mitchell Hutchins. Mr. Polito is a vice president of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    PAUL H. SCHUBERT, age 37, vice president (appointed September 1994) and treasurer (appointed May 1997) of the Fund. Mr. Schubert is a senior vice president and the director of the mutual fund finance department of Mitchell Hutchins. Mr. Schubert is a vice president and treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    BARNEY A. TAGLIALATELA, age 39, vice president and assistant treasurer of the Fund (appointed May 1997). Mr. Taglialatela is a vice president and a manager of the mutual fund finance department of Mitchell Hutchins. Prior to February 1995, he was a manager of the mutual fund finance division of Kidder Peabody Asset Management, Inc. Mr. Taglialatela is a vice president and assistant treasurer of 31 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    STUART WAUGH, age 44, vice president of the Fund (appointed September
  1992). Mr. Waugh is a managing director and a portfolio manager of Mitchell Hutchins responsible for global fixed income investments and currency trading. Mr. Waugh is a vice president of five investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

    KEITH A. WELLER, age 38, vice president and assistant secretary of the Fund (appointed September 1995). Mr. Weller is a first vice president and associate general counsel of Mitchell Hutchins. Prior to May 1995, he was an attorney with Brown & Wood LLP (New York City). Mr. Weller is a vice president and assistant secretary of 30 investment companies for which Mitchell Hutchins, PaineWebber or one of their affiliates serves as investment adviser.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Fund is not aware of any outstanding report required to be filed pursuant to Section 16(a).

                             SHAREHOLDER PROPOSALS

  This year's Annual Meeting of Shareholders was unavoidably delayed until May because of external factors. The Fund anticipates that it will hold its 2001 annual meeting of shareholders in March 2001. Consequently, in order to be considered at that meeting, shareholder proposals must be received by the Fund no later than October 1, 2000 and must satisfy the other requirements of the federal securities laws. Any shareholder who wishes to submit proposals to be considered at the Fund's 2001 annual meeting of shareholders should send such proposals to the Secretary of the Fund at 1285 Avenue of the Americas, New York, New York 10019-6028.

                                OTHER BUSINESS

  Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund.

                                          By order of the Board of Directors,



                                          DIANNE E. O'DONNELL
                                          Secretary

April 27, 2000

       It is important that you execute and return your proxy promptly.

-----------------------------
      STRATEGIC GLOBAL
      INCOME FUND, INC.
-----------------------------

PROXY
STATEMENT

                                                  -----------------------------
                                                        STRATEGIC GLOBAL
                                                        INCOME FUND, INC.
                                                  -----------------------------

                                                             ------------------
                                                               NOTICE OF
                                                               ANNUAL MEETING
                                                               TO BE HELD ON
                                                               MAY 25, 2000
                                                               AND
                                                               PROXY STATEMENT
                                                             ------------------

PROXY                                                                      PROXY
                       STRATEGIC GLOBAL INCOME FUND, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 25, 2000

  THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STRATEGIC GLOBAL INCOME FUND, INC. ("FUND"). The undersigned hereby appoints as proxies Keith A. Weller and Evelyn DeSimone and each of them (with power of substitution) to vote for the undersigned all shares of common stock of the undersigned in the Fund at the above referenced meeting and any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL OF THE NOMINEES FOR DIRECTOR LISTED BELOW, "FOR" THE RATIFICATION OF THE NAMED INDEPENDENT AUDITORS AND "AGAINST" THE SHAREHOLDER PROPOSAL.
  YOUR VOTE IS IMPORTANT. Please date and sign this proxy on the reverse side and return it promptly in the enclosed envelope to:
  PFPC Inc., P.O. Box 9426, Wilmington, DE 19808-9938. PFPC has been engaged to forward the enclosed proxy material and to tabulate proxies by mail.
1. ELECTION OF DIRECTORS:
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW AND MARK CENTER BOX BELOW.)
   Margo N. Alexander, Richard Q. Armstrong, E. Garrett Bewkes, Jr., Richard R. Burt, Mary C. Farrell, Meyer Feldberg, George W. Gowen, Frederic V. Malek, Carl W. Schafer, Brian M. Storms.

  [_] FOR ALL   OR    [_] FOR ALL EXCEPT   OR    [_] WITHHOLD

2. To ratify the selection of Ernst & Young LLP as the Fund's independent auditors for the fiscal year ending November 30, 2000.
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

3. To urge the Board of Directors to promptly conduct a tender offer for at least 20% of the Fund's outstanding shares at net asset value. (Shareholder Proposal)
                     [_] FOR    [_] AGAINST     [_] ABSTAIN

              PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS CARD.


                                    This proxy will not be valid unless it is dated and signed exactly as instructed below.
                                    If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this proxy card. If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:
                                    "ABC Corp., John Doe, Treasurer."

                                    -------------------------------------------
                                    Signature
                                    -------------------------------------------
                                    Signature (if held jointly)

                                    ____________________________________ , 2000
                                    Date

            PLEASE MARK YOUR VOTE ON THE REVERSE SIDE OF THIS CARD.